Exhibit 99.1

First National Bank of the South Expanding into York and Lancaster Counties

          SPARTANBURG, S.C., Dec. 7 /PRNewswire-FirstCall/ -- First National Bank of the South announced today that it plans to expand its banking operations into the high growth counties of York and Lancaster as part of its entry into the Northern Region market of South Carolina.

          First National has named Rick Manley, as its Regional Executive Officer for the region.  With over 26 years of banking experience, he holds a B.S. degree from Troy State University and has attended the Graduate School of Banking at LSU.  Manley was formerly the Chief Banking Officer with First Charter Bank in Charlotte, NC.

          Manley will lead First National’s expansion in the market which will begin with a loan production office in Rock Hill.  Following the establishment of the Rock Hill loan production office, First National plans to add a significant full-service retail and business banking presence to the market.

          Jerry L. Calvert, President and CEO, said, “We are excited about our entry into this dynamic market and are pleased to have such a talented banker in Rick to lead our expansion efforts.  His banking experience and financial knowledge will be a true asset to our bank and our future customers.”

          Manley stated, “I look forward to leading First National’s expansion into the Northern region of South Carolina.  I am confident that we will quickly become the bank of choice in the Rock Hill market as we begin offering lending services through our loan production office there.  I believe that the possibilities for First National to grow in York and Lancaster counties are unlimited.”

          Mr. Calvert continued, “York and Lancaster represent two of the fastest growing counties in the Carolinas and our entry into this market fits nicely with our strategy to expand our banking operations into high-growth markets.”

          Until the Rock Hill loan production office is established, Rick Manley can be contacted at 864-948-9001 or rmanley@ebankfirstnational.com.

          First National’s stock price closed at $16.35 per share on December 6, 2006.

          First National Bancshares, Inc. (Nasdaq: FNSC) is a $418-million asset bank holding company based in Spartanburg, South Carolina.  Its stock is traded on the NASDAQ Global Market under the symbol FNSC.  It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

          First National reported earnings for the quarter and nine months ended September 30, 2006, of $1.1 and $2.7 million, respectively, or $0.27 and $0.67 per diluted share, respectively.

          First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates five full-service offices, three in Spartanburg County operating as First National Bank of Spartanburg, and two operating as First National Bank of the South in Mount Pleasant and Greenville.  First National operates loan production offices in Columbia and Daniel Island, South Carolina.  First National has also received approval with the Office of the Comptroller of the Currency to open its sixth full-service branch at 140 East Bay Street in downtown Charleston, South Carolina.

          The small business lending division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville.  Additional information about First National is available from its media room at www.firstnational-online.com/investor.

          Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bank of the South
          -0-                                                  12/07/2006
          /CONTACT:  Jerry L. Calvert, First National Bank of the South, +1-864-594-5690, or cell, +1-864-590-8858/
          /Web site:  http://www.firstnational-online.com/investor /